Exhibit 7

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, hereby constitute and appoint Katie E. Fedosz and Jon Filderman, and each of them, true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution for the undersigned and in its name, place and stead, to sign any Schedules 13D, reports on Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership of Securities) and Form 5 (Annual Statement of Beneficial Ownership of Securities) relating to holdings of and transactions by the undersigned in securities of OpGen, Inc. and all amendments thereto, and to file the same, together with this power of attorney, with the Securities and Exchange Commission and the appropriate securities exchange, granting unto said attorneys-in-fact and agents, and each of them, or their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective until such time as the undersigned delivers a written revocation thereof to the above-named attorneys-in-fact and agents.

Dated: this 23rd day of July, 2015.

MERCK GLOBAL HEALTH INNOVATION FUND, LLC

By:	/s/ William J. Taranto
Name:	William J. Taranto
Title:	Manager / President

MERCK SHARP & DOHME CORP.

By:	/s/ Katie E. Fedosz
Name:	Katie E. Fedosz
Title:	Assistant Secretary

MERCK & CO., INC.

By:	/s/ Katie E. Fedosz
Name:	Katie E. Fedosz
Title:	Senior Assistant Secretary